UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 13, 2008
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 13, 2008, Centra Financial Holdings, Inc. (“Centra”) and its subsidiaries, Centra Bank, Inc., and Centra Financial Corporation-Morgantown, Inc., amended the Employment Agreement originally dated May 12, 2008, among those entities and S. Todd Eckels. The Amendment changed Mr. Eckels’ title to Senior Vice President-Corporate Lending for Centra Bank, Inc., and added provisions which Centra intends to include in certain new and amended employment agreements, including provisions providing for non-disparagement of Centra and its affiliates, employees, officers, directors, products or services, providing that violation of the non-disparagement clause is a ground for termination for “Just Cause” and providing for arbitration of disputes.
Item 9.01.	Exhibits
Exhibit 10.1	Amended and Restated Employment and Change-of-Control Agreement, dated October 13, 2008, between Centra Bank, Inc., and S. Todd Eckels, joined in by Centra Financial Holdings, Inc., and Centra Financial Corporation-Morgantown, Inc.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2008	Centra Financial Holdings, Inc.

	By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer

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